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                                  EXHIBIT 11
                     FIRST TENNESSEE NATIONAL CORPORATION
                          PRIMARY EARNINGS PER SHARE
                     AND FULLY DILUTED EARNINGS PER SHARE

                                                                          Twelve Months Ended
                                                                                December 31
                                                              --------------------------------------------
Computation for Statements of Income:                              1995             1994           1993
-------------------------------------                         -------------     -------------   ----------
Per statements of income (Thousands):
   Net income                                                $    164,888      $    147,068   $    109,716
                                                             ============      ============   ============
Per statements of income:
   Weighted average shares outstanding                         68,024,794        68,441,382     68,145,768
                                                             ============      ============   ============
Primary earnings per share (a):
   Net income                                                $       2.42      $       2.15   $       1.61
                                                             ============      ============   ============

Additional Primary computation
------------------------------
Adjustment to weighted average shares
  outstanding:
  Weighted average shares outstanding
    per primary computation above                              68,024,794        68,441,382     68,145,768
  Add dilutive effect of outstanding
    options (as determined by the
    application of the treasury stock
    method)                                                     1,225,616         1,101,176      1,110,824
                                                             ------------       -----------    -----------
  Weighted average shares outstanding,
    as adjusted                                                69,250,410        69,542,558     69,256,592
                                                             ============       ===========    ===========
Primary earnings per share, as adjusted (b):
  Net income                                                 $       2.38       $      2.11    $      1.58
                                                             ============       ===========    ===========
Additional Fully Diluted Computation
------------------------------------
Adjustment to net income:
  Net income per primary computation above                   $    164,888       $   147,068    $   109,716
  Effect of conversion of subordinated
     debt                                                               -                 -            132
                                                             ------------       -----------    -----------
Fully diluted net income, as adjusted:                       $    164,888       $   147,068    $   109,848
                                                             ============       ===========    ===========
Adjustment to weighted average share
  outstanding:
  Weighted average shares outstanding
    per primary computation above                              69,250,410        69,542,558     69,256,592
  Additional dilutive effect of outstanding
    options (as determined by the application
    of the treasury stock method)                                 131,096            25,964         24,872
  Additional dilutive effect of conversion of
    subordinated debt                                                   -                 -        406,200
                                                             ------------       -----------    -----------
  Weighted average shares outstanding,
    as adjusted                                                69,381,506        69,568,522     69,687,664
                                                             ============       ===========    ===========
Fully diluted earnings per share, as adjusted (b):

Net income                                                   $       2.38       $      2.11    $      1.58
                                                             ============       ===========    ===========
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(a)  These figures agree with the related amounts in the statements of income.
(b)  This calculation is submitted in accordance with Securities Exchange Act of 1934 Release No. 9083 although not required by footnote 2 paragraph
        14 of APB Opinion No. 15 because it results in dilution of less than 3%.
Per share data reflects the 1996 two-for-one stock split.